SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                                November 4, 2002


                                 PARTNERRE LTD.
             (Exact name of registrant as specified in its charter)


          Bermuda                        0-2253                Not Applicable
(State or other jurisdiction    (Commission File Number)        (IRS Employer
     of incorporation)                                       Identification No.)

                                 Chesney House,
                               96 Pitts Bay Road,
                            Pembroke, Bermuda HM 08
                    (Address of principal executive offices)


                                  441 292-0888
              (Registrant's telephone number, including area code)

Item 5. Other events

     The following information includes financial statements of PartnerRe Ltd. which combine information previously filed in the Form 10-K for the year ended December 31, 2001 and the Form 8-K filed on November 4, 2002. This information is being filed solely to comply with a technical requirement in connection with a shelf registration statement on Form S-3 filed with the Securities and Exchange Commission.

                                 PartnerRe Ltd.
                          Consolidated Balance Sheets
          (Expressed in thousands of U.S. dollars, except share data)

                                                                                            December 31,    December 31,
                                         Assets                                                 2000            2001
----------------------------------------------------------------------------------------    -----------     -----------
Investments and cash:
Fixed maturities, available for sale, at fair value (amortized cost: 2001,
    $3,382,768; 2000, $3,047,090) ......................................................    $ 3,053,790     $ 3,420,759
Short-term investments, available for sale, at fair value (amortized cost: 2001,
    $39,547; 2000, $24,972) ............................................................         24,853          39,564
Equities, available for sale, at fair value (cost: 2001, $408,879; 2000, $327,965) .....        354,801         400,825
Trading securities, at fair value (cost: 2001, $79,973; 2000, $nil) ....................              -          77,452
Cash and cash equivalents, at fair value, which approximates amortized cost ............        434,033         451,614
Other invested assets ..................................................................         14,594          20,500
                                                                                            -----------     -----------
Total investments and cash .............................................................      3,882,071       4,410,714

Accrued investment income ..............................................................         54,876          74,536
Reinsurance balances receivable ........................................................        440,550         654,900
Reinsurance recoverable on paid and unpaid losses ......................................        249,569         245,279
Funds held by reinsured companies ......................................................        653,260         641,203
Deferred acquisition costs .............................................................        245,981         274,152
Deposit assets .........................................................................        105,136         241,845
Current and deferred taxes recoverable .................................................         29,589          95,336
Goodwill ...............................................................................        455,554         429,519
Other ..................................................................................         60,793          97,942
                                                                                            -----------     -----------
Total Assets ...........................................................................    $ 6,177,379     $ 7,165,426
                                                                                            -----------     -----------

Liabilities
Unpaid losses and loss expenses ........................................................    $ 2,386,032     $ 3,005,628
Policy benefits for life and annuity contracts .........................................        673,096         693,250
Unearned premiums ......................................................................        424,487         597,529
Funds held under reinsurance treaties ..................................................         26,924          31,371
Deposit liabilities ....................................................................         79,492         239,208
Long-term debt .........................................................................        220,000         220,000
Payable for securities purchased .......................................................        201,881         143,535
Accounts payable, accrued expenses and other ...........................................         79,461          86,796
                                                                                            -----------     -----------
Total Liabilities ......................................................................    $ 4,091,373     $ 5,017,317
                                                                                            -----------     -----------

Trust Preferred and Mandatorily Redeemable Preferred Securities ........................              -         400,000
                                                                                            -----------     -----------

Shareholders' Equity
Common shares (issued and outstanding:  2001, 50,164,211; 2000, 50,113,311) ............         50,113          50,164
Preferred shares (issued and outstanding:  2001, 10,000,000;000, 10,000,000) ...........         10,000          10,000


                                       3


                                                                                            December 31,    December 31,
                                         Assets                                                 2000            2001
----------------------------------------------------------------------------------------    -----------     -----------
Additional paid-in capital .............................................................        892,310         885,678
Deferred compensation ..................................................................           (534)           (397)
Accumulated other comprehensive income (loss):
Net unrealized gains on investments, net of tax ........................................        107,511          24,023
Currency translation adjustment ........................................................        (45,710)        (58,043)
Retained earnings ......................................................................      1,072,316         836,684
                                                                                            -----------     -----------
Total Shareholders' Equity .............................................................      2,086,006       1,748,109
                                                                                            -----------     -----------
Total Liabilities, Trust Preferred and Mandatorily Redeemable
    Preferred Securities and Shareholders' Equity ......................................    $ 6,177,379     $ 7,165,426
                                                                                            -----------     -----------

          See accompanying Notes to Consolidated Financial Statements

                                 PartnerRe Ltd.
         Consolidated Statements of Operations and Comprehensive Income
          (Expressed in thousands of U.S. dollars, except share data)

                                                                                        For the year       For the         For the
                                                                                           ended         year ended      year ended
                                                                                        December 31,    December 31,    December 31,
                                                                                            1999            2000            2001
                                                                                        -----------     -----------     -----------
Revenues
Gross premiums written .............................................................    $ 1,432,966     $ 1,439,515     $ 1,878,256
                                                                                        -----------     -----------     -----------
Net premiums written ...............................................................    $ 1,326,410     $ 1,380,252     $ 1,825,096
                                                                                        -----------     -----------     -----------
Decrease (increase) in unearned premiums ...........................................         11,599         (65,880)       (191,588)
                                                                                        -----------     -----------     -----------
Net premiums earned ................................................................      1,338,009       1,314,372       1,633,508
Net investment income ..............................................................        307,638         273,588         239,608
Net realized investment (losses) gains .............................................        (15,880)        (62,740)         20,192
Other income .......................................................................            691             382           1,688
                                                                                        -----------     -----------     -----------
Total Revenues .....................................................................      1,630,458       1,525,602       1,894,996
                                                                                        -----------     -----------     -----------

Expenses
Losses and loss expenses and life policy benefits ..................................      1,130,102         975,699       1,631,830
Acquisition costs ..................................................................        318,579         319,434         368,147
Other operating expenses ...........................................................         93,094         103,185         117,590
Interest expense ...................................................................         12,903          13,029          13,044
Amortization of goodwill ...........................................................         25,715          26,034          26,035
Net foreign exchange gains .........................................................           (906)        (10,348)         (7,054)
                                                                                        -----------     -----------     -----------
Total Expenses .....................................................................      1,579,487       1,427,033       2,149,592
                                                                                        -----------     -----------     -----------

Income (loss) before distributions related to Trust
    Preferred and Mandatorily Redeemable
Preferred Securities and taxes .....................................................         50,971          98,569        (254,596)
Distributions related to Trust Preferred and
    Mandatorily Redeemable Preferred Securities ....................................              -               -           3,002
Income tax benefit .................................................................        (43,784)        (43,738)        (69,304)
Net Income (Loss) Before Cumulative Effect of Adopting
    New Accounting Standard, Net of Tax ............................................         94,755         142,307        (188,294)
                                                                                        -----------     -----------     -----------

Cumulative effect of adopting new accounting standard, net of tax ..................              -               -          27,812

Net Income (Loss) ..................................................................         94,755         142,307        (160,482)
Preferred dividends ................................................................         20,000          20,000          20,000

Net Income (Loss) Available to Common Shareholders .................................    $    74,755     $   122,307     $  (180,482)
                                                                                        -----------     -----------     -----------

Comprehensive (Loss) Income, Net of Tax
Net income (loss) ..................................................................    $    94,755     $   142,307     $  (160,482)
                                                                                        -----------     -----------     -----------
Change in net unrealized gains or losses on investments ............................        (83,849)        183,636         (83,488)
Change in currency translation adjustment ..........................................        (34,883)        (22,446)        (12,333)
                                                                                        -----------     -----------     -----------
Comprehensive (Loss) Income ........................................................    $   (23,977)    $   303,497     $  (256,303)
                                                                                        -----------     -----------     -----------


                                       5

                                                                                        For the year       For the         For the
                                                                                           ended         year ended      year ended
                                                                                        December 31,    December 31,    December 31,
                                                                                            1999            2000            2001
                                                                                        -----------     -----------     -----------
Per Share Data:
Earnings per common share:
Basic net income (loss) ............................................................    $      1.44     $      2.48     $     (3.60)
Diluted net income (loss) ..........................................................    $      1.40     $      2.41     $     (3.60)
Weighted average number of common and common equivalent shares outstanding .........       53,231.1        50,677.5        50,136.8
                                                                                        -----------     -----------     -----------

          See accompanying Notes to Consolidated Financial Statements

                                 PartnerRe Ltd.
                Consolidated Statements of Shareholders' Equity
                    (Expressed in thousands of U.S. dollars)

                                                               For the year       For the year       For the year
                                                                  ended              ended              ended
                                                               December 31,       December 31,       December 31,
                                                                   1999               2000               2001
--------------------------------------------------------       -----------        -----------        -----------
Common shares
Balance at beginning of year ...........................       $    52,801        $    49,265        $    50,113
Repurchase of common shares ............................            (4,704)              (136)               (52)
Issue of common shares .................................             1,168                984                103
                                                               -----------        -----------        -----------
Balance at end of year .................................            49,265             50,113             50,164
                                                               -----------        -----------        -----------

Preferred shares
Balance at beginning and end of year ...................            10,000             10,000             10,000
                                                               -----------        -----------        -----------

Additional Paid-In Capital
Balance at beginning of year ...........................         1,053,138            879,603            892,310
Repurchase of common shares and warrants ...............          (172,593)            (4,177)            (1,706)
Issue of common shares .................................              (942)            16,884              3,688
Issue of purchase contract for common shares ...........                 -                  -             (8,614)
                                                               -----------        -----------        -----------
Balance at end of year .................................           879,603            892,310            885,678
                                                               -----------        -----------        -----------

Deferred Compensation
Balance at beginning of year ...........................              (433)                 -               (534)
Issue of restricted common shares ......................                 -               (545)                 -
Amortization of deferred compensation ..................               433                 11                137
                                                               -----------        -----------        -----------
Balance at end of year .................................                 -               (534)              (397)
                                                               -----------        -----------        -----------

Accumulated Other Comprehensive (Loss) Income
Balance at beginning of year ...........................            19,343            (99,389)            61,801
Unrealized (losses) gains on investments, net of
    reclassification adjustments .......................           (83,849)           183,636            (83,488)
Currency translation adjustment ........................           (34,883)           (22,446)           (12,333)
                                                               -----------        -----------        -----------
Balance at end of year .................................           (99,389)            61,801            (34,020)
                                                               -----------        -----------        -----------

Retained Earnings
Balance at beginning of year ...........................           978,585          1,001,232          1,072,316
Net income (loss) ......................................            94,755            142,307           (160,482)
Dividends on common shares .............................           (52,108)           (51,223)           (55,150)
Dividends on preferred shares ..........................           (20,000)           (20,000)           (20,000)
                                                               -----------        -----------        -----------
Balance at end of year .................................         1,001,232          1,072,316            836,684
                                                               -----------        -----------        -----------
Total Shareholders' Equity .............................       $ 1,840,711        $ 2,086,006        $ 1,748,109
                                                               -----------        -----------        -----------

          See accompanying Notes to Consolidated Financial Statements

                                 PartnerRe Ltd.
                     Consolidated Statements of Cash Flows
                    (Expressed in thousands of U.S. dollars)

                                                                                 For the year       For the year       For the year
                                                                                    ended              ended              ended
                                                                                 December 31,       December 31,       December 31,
        Cash Flows From Operating Activities                                        1999               2000               2001
----------------------------------------------------------------------------     -----------        -----------        -----------
Net income (loss) ..........................................................     $    94,755        $   142,307        $  (160,482)
Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
Accrual of discount on investments, net of amortization of premium .........          10,419            (18,294)           (16,387)
Amortization of goodwill ...................................................          25,715             26,034             26,035
Effect of adopting new accounting standard .................................               -                  -            (27,812)
Net realized investment losses (gains) .....................................          15,880             62,740            (20,192)
Changes in:
Unearned premiums ..........................................................         (16,355)            52,200            191,589
Reinsurance balances receivable ............................................          65,319            (65,076)          (213,634)
Unpaid losses and loss expenses including life policy benefits .............         274,671           (197,677)           727,044
Net taxes recoverable ......................................................         (38,601)           (35,528)           (74,872)
Other changes in assets and liabilities ....................................          (2,363)            (4,989)           (66,876)
Other items, net ...........................................................            (871)            (6,977)              (652)
                                                                                 -----------        -----------        -----------
Net cash provided by (used in) operating activities ........................         428,569            (45,260)           363,761
                                                                                 -----------        -----------        -----------

Cash Flows From Investing Activities
Sales of fixed maturities ..................................................       5,997,415          5,614,130          2,885,725
Redemptions of fixed maturities ............................................         200,389            203,298            138,589
Purchases of fixed maturities ..............................................      (6,763,370)        (5,598,978)        (3,545,763)
Net (purchases) sales of short term investments ............................         (24,337)             9,943            (22,694)
Net purchases of equities ..................................................         (48,398)          (167,105)          (104,480)
Proceeds from disposition of subsidiary ....................................               -            145,000                  -
Cash sold with subsidiary ..................................................               -            (57,348)                 -
Other ......................................................................          14,422            (44,944)            (6,137)
                                                                                 -----------        -----------        -----------
Net cash (used in) provided by investing activities ........................        (623,879)           103,996           (654,760)
                                                                                 -----------        -----------        -----------

Cash Flows from Financing Activities
Cash dividends paid to shareholders ........................................         (72,108)           (71,223)           (75,150)
Repurchase of common shares and warrants ...................................        (176,898)            (4,313)            (1,758)
Accounts payable related to repurchase of common shares and warrants .......             399                  -                  -
Issue of common shares .....................................................             156             17,323              3,345
Issue of Trust Preferred Securities ........................................               -                  -            193,543
Issue of Mandatorily Redeemable Preferred Securities .......................               -                  -            193,313
                                                                                 -----------        -----------        -----------
Net cash (used in) provided by financing activities ........................        (248,451)           (58,213)           313,293
                                                                                 -----------        -----------        -----------

Effect of exchange rate changes on cash ....................................             145             (4,673)            (4,713)

(Decrease) increase in cash and cash equivalents ...........................        (443,616)            (4,150)            17,581
                                                                                 -----------        -----------        -----------
Cash and cash equivalents - beginning of year ..............................         881,799            438,183            434,033
                                                                                 -----------        -----------        -----------
Cash and cash equivalents - end of year ....................................     $   438,183        $   434,033        $   451,614
                                                                                 -----------        -----------        -----------

          See accompanying Notes to Consolidated Financial Statements

PartnerRe Ltd.
Notes to Consolidated Financial Statements


1.   Organization

     PartnerRe Ltd. (the "Company") provides multi-line reinsurance to insurance companies on a worldwide basis through its wholly owned subsidiaries, Partner Reinsurance Company Ltd. ("Partner Reinsurance Company"), PartnerRe SA (formerly known as SAFR or SAFR PartnerRe) and Partner Reinsurance Company of the U.S. ("PartnerRe U.S."). Risks reinsured include, but are not limited to, property, catastrophe, agriculture, automobile, casualty, marine, aviation and space, credit and surety, technical and miscellaneous lines and life/annuity and health.

     The Company was incorporated in August 1993 under the laws of Bermuda. The Company commenced operations in November 1993 upon completion of the sale of common shares and warrants pursuant to subscription agreements and an initial public offering. On July 10, 1997, the Company completed the acquisition of PartnerRe SA, and on December 23, 1998, the Company completed the acquisition of Winterthur Re.

2.   Acquisitions and Disposition

Winterthur Re Acquisition

     On December 23, 1998, the Company completed the acquisition (the "Acquisition") of the active reinsurance operations ("Winterthur Re") of the Winterthur Insurance Group ("Winterthur"). The purchase included Winterthur Reinsurance Corporation of America in New York and Winterthur Re Life Insurance Company in Dallas (collectively the "U.S. Operations") and the reinsurance operations of Winterthur in Switzerland (the "Swiss Operations").

     On October 3, 1998, Partner Reinsurance Company entered into an Asset Purchase Agreement with Winterthur Swiss Insurance Company and certain affiliates (collectively "Winterthur Swiss"), to purchase the Swiss Operations. On the same date, Partner Reinsurance Company entered into a Reinsurance Agreement with Winterthur Swiss to transfer certain life and non-life reinsurance portfolios of Winterthur Swiss, including current business and reserves of approximately $1.5 billion, to Partner Reinsurance Company.

     On October 23, 1998, PartnerRe U.S. Corporation, a wholly owned subsidiary of the Company, entered into a Share Purchase Agreement with two U.S. subsidiaries of Winterthur to acquire the U.S. Operations.

     Although the Company entered into both agreements in October 1998, the Acquisition was not completed until all regulatory approvals were obtained on December 23, 1998. The Swiss Operations and U.S. Operations have functioned as part of Partner Reinsurance Company (through a branch in Switzerland) and PartnerRe U.S., respectively, since January 1, 1999.

     The aggregate purchase price for the Swiss Operations and U.S. Operations was approximately $771 million. The Company financed the purchase with $551 million from sources internal to the Company and $220 million of external bank debt. The Company accounted for the Acquisition as a purchase.

PartnerRe SA Acquisition and Preferred Share Offering

     On July 10, 1997, the Company completed the acquisition of PartnerRe SA, a French reinsurance company, from Swiss Reinsurance Company ("Swiss Re"). The total purchase price was financed as follows: (i) 6,453,007 newly issued common shares of the Company, which have been recorded at $152.9 million in the consolidated statement of shareholders' equity, were transferred to Swiss Re (4,353,007 of which Swiss Re received by exercise of its existing Class A Warrants of the Company through delivery of shares of PartnerRe SA); and (ii) $773.9 million of cash consideration which included (a) $192.2 million in net proceeds from a public offering (the "Offering") of 8.0 million of 8% Series A Cumulative Preferred Shares (the "Preferred Shares"), (b) $50.0 million in net proceeds from the sale to Swiss Re of 2.0 million Preferred Shares, directly and not as part of the Offering and

(c) the balance from sources internal to the Company. The Company accounted for the PartnerRe SA acquisition as a purchase.

PartnerRe Life U.S. Disposition

     On August 4, 2000, the Company concluded the sale (the "Transaction") of its indirect wholly-owned subsidiary PartnerRe Life Insurance Company of the U.S. and is subsidiaries Republic-Vanguard Life Insurance Company, Investors Insurance Corporation and Investors Marketing Group, Inc. (collectively "PartnerRe Life U.S."), to SCOR Group. The Company purchased PartnerRe Life U.S. in December 1998 as part of the Winterthur Re acquisition. The total consideration for the Transaction was $155 million, including the repayment by SCOR Group of a $10 million surplus note held by the Company.

3.   Significant Accounting Policies

     The Company's Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP"). The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Intercompany accounts and transactions have been eliminated. Certain reclassifications have been made to prior year amounts to conform with the current year's presentation. Because effective control of PartnerRe Life U.S. was transferred on July 1, 2000, the second half of 2000 does not include operating results from PartnerRe Life U.S., and the Consolidated Balance Sheet as at December 31, 2000, does not include PartnerRe Life U.S.

  (a) Premiums

     Premiums written are based upon reports received from ceding companies, supplemented by the Company's own estimates of premiums written for which ceding company reports have not been received. Differences between such estimates and actual amounts are recorded in the period in which the actual amounts are determined. Premiums are earned on a basis that is consistent with the risks covered under the terms of the reinsurance contracts, which are generally one to two years. Unearned premiums represent the portion of premiums written which is applicable to the unexpired risks under contracts in force. Annuity and universal life insurance premiums received are accounted for in a manner consistent with accounting for interest-bearing financial instruments and are not reported as revenues, but rather as direct deposits to the contract. Amounts assessed against annuity and universal life policyholders are recognized as revenue in the period assessed.

  (b) Losses and Loss Expenses, Including Life Policy Benefits

     The liability for unpaid losses and loss expenses for property and casualty business includes amounts determined from loss reports on individual cases and amounts for losses incurred but not reported. Such reserves are estimated by management based upon reports received from ceding companies, supplemented by the Company's own actuarial estimates of reserves for which ceding company reports have not been received, and based on the Company's own historical experience. To the extent that the Company's own historical experience is inadequate for estimating reserves, such estimates may be actuarially determined based upon industry experience and management's judgment. The estimates are continually reviewed and the ultimate liability may be in excess of, or less than, the amounts provided, for which any adjustments will be reflected in the periods in which they become known.

     The liabilities for policy benefits for ordinary life and accident and health policies have been established based upon information reported by ceding companies supplemented by the Company's best actuarial estimates of mortality, morbidity, persistency and investment income, with appropriate provision for adverse deviation. Future policy benefit reserves for annuity and universal life products are carried at their accumulated values. Reserves for policy claims and benefits include both mortality and morbidity claims in the process of settlement and claims that have been incurred but not yet reported. Interest rate assumptions used to estimate liabilities for policy benefits for life and annuity contracts ranged from 2.0% to 6.5%. Actual experience in a particular period may vary from assumed experience and, consequently, may affect the Company's operating results in future periods.

  (c) Deferred Acquisition Costs

     Acquisition costs, primarily brokerage fees, commissions and excise taxes, which vary directly with, and are primarily related to, the acquisition of new and renewal reinsurance contracts, are capitalized and charged to expense as the related premium revenue is recognized. Anticipated losses and loss expenses, other costs and investment income related to these premiums are considered in determining the recoverability of deferred acquisition costs. Acquisition costs related to individual life and annuity business are deferred and amortized over the premium paying periods in proportion to anticipated premium income, allowing for lapses, terminations and anticipated investment income. Acquisition costs related to universal life and single premium annuity contracts are deferred and amortized over the lives of the policies as a percentage of the estimated gross profits expected to be realized on the policies.

  (d) Funds Held by Reinsured Companies

     Funds held by reinsured companies represent premiums retained by ceding companies for a period in accordance with contractual terms. The Company generally earns investment income on these balances during the period funds are held.

  (e) Deposit Assets and Liabilities

     In the normal course of its operations, the Company enters into certain contracts that do not meet the risk transfer provisions of SFAS No. 113 entitled "Accounting and Reporting for Reinsurance of Short Duration and Long Duration Contracts." These contracts are accounted for using the deposit accounting method. For those contracts, the Company originally records deposit liabilities for an amount equivalent to the assets received. Actuarial studies are used to estimate the final liabilities under theses contracts and the appropriate accretion rates to increase the original liabilities over the term of the contracts. The accretion charge of the period is recorded in the Statement of Operations.

     Under certain contracts that do not meet the risk transfer provisions, cedents retain the assets on a funds held basis. In those cases, the Company records those assets as deposit assets and records the related income in the Statement of Operations.

  (f) Investments

     Fixed maturities, short-term and equity investments which are classified as "available for sale" are carried at fair value, based on quoted market prices, with the difference between cost or amortized cost and fair value, net of the effect of taxes, included as a separate component of "accumulated other comprehensive income." Short-term investments comprise securities with a maturity greater than three months but less than one year from the date of purchase. Investment purchases and sales are recorded on the trade date.

     Fixed maturities, short-term and equity investments which contain convertible features are classified as "trading securities" and carried at fair value, based on quoted market prices, with the change in fair value included in the Statement of Operations.

     The Company utilizes financial futures contracts for the purpose of managing certain investment portfolio exposures and duration. Futures contracts are not recognized as assets or liabilities in the accompanying Consolidated Financial Statements as they settle daily. Changes in the market value of futures contracts produce daily cash flows, which are included in net realized gains or losses on investments in the Statement of Operations. Collateral held by brokers equal to a percentage of the total value of open futures contracts is included in fixed maturities.

     Investment income is recognized when earned and includes the accrual of discount or amortization of premium on fixed maturities and short-term investments. Realized gains and losses on the disposition of investments, which are determined based upon specific identification of the cost of investments sold, and provisions for other than temporary impairments in the value of investments retained, are reflected in the Statements of Operations.

  (g) Cash and Cash Equivalents

     Cash equivalents are carried at fair value and include debt securities that, at purchase, have a maturity of three months or less.

  (h) Goodwill

     Goodwill represents the excess of the purchase price over the fair value of the net assets received related to the acquisitions of PartnerRe SA and Winterthur Re. The Company amortizes goodwill on a straight-line basis over a period of 20 years. Accumulated amortization as of December 31, 2001 and 2000, was $92.0 million and $66.0 million, respectively.

  (i) Income Taxes

     Certain subsidiaries of the Company operate in jurisdictions where they are subject to taxation. Current and deferred income taxes are charged or credited to operations, or "accumulated other comprehensive income" in certain cases, based upon enacted tax laws and rates applicable in the relevant jurisdiction in the period in which the tax becomes payable. Deferred income taxes are provided for all temporary differences between the bases of assets and liabilities used in the financial statements and those used in the various jurisdictional tax returns.

  (j) Translation of Foreign Currencies

     The functional currency of the Company is the U.S. dollar. The national currencies of the Company's subsidiaries are generally their functional currencies, except for the Bermuda subsidiaries whose functional currency is the U.S. dollar. In translating the Consolidated Financial Statements of those subsidiaries whose functional currency is other than the U.S. dollar, assets and liabilities are converted into U.S. dollars using the rates of exchange in effect at the balance sheet dates, and revenues and expenses are converted using the average exchange rates for the period. Related translation adjustments and exchange gains and losses on forward exchange contracts, which may be used to hedge these investments, are reported as a separate component of "accumulated other comprehensive income".

     In recording foreign currency transactions, revenue and expense items are converted into the functional currency at the weighted average rates of exchange for the year. Assets and liabilities originating in currencies other than the functional currency are translated into the functional currency at the rates of exchange in effect at the balance sheet dates. The resulting exchange gains or losses are included in the Statement of Operations. Prior to the Company's adoption of SFAS 133 on January 1, 2001, exchange gains and losses related to the translation of investments available for sale were included in net unrealized gains and losses on investments, a component of "accumulated other comprehensive income". Following the adoption of SFAS 133, the Company records unrealized foreign exchange gains and losses that are covered with designated hedges in the Statement of Operations (See Note 3(k).)

  (k) Accounting for Derivatives and Hedging Activities

     SFAS 133 requires the recognition of all derivative financial instruments, including embedded derivative instruments, as either assets or liabilities in the Balance Sheet and measurement of those instruments at fair value. The accounting for gains and losses associated with changes in the fair value of a derivative and the effect on the Consolidated Financial Statements will depend on its hedge designation and whether the hedge is highly effective in achieving offsetting changes in the fair value or cash flows of the asset or liability hedged. If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and the hedged item will be recognized in earnings. If the derivative is designated as a cash flow hedge, changes in the fair value of the derivative will be recorded in other comprehensive income and will be recognized in the Statement of Operations when the hedged item affects earnings. A derivative that is not designated or does not qualify as an effective hedge will be marked to fair value through earnings. The Company does not currently designate any derivative financial instruments as cash flow hedges.

     The Company utilizes derivative financial instruments as part of an overall currency risk management strategy. As part of its overall strategy to manage the level of currency exposure, the Company uses currency derivatives to hedge the fair value of certain available for sale fixed income securities related to the Company's "liability funds" (funds corresponding to the Company's net reinsurance liabilities). These derivatives have been designated as "fair value hedges" under SFAS 133, and accordingly, the changes in fair value of the derivative and the hedged item related to foreign exchange rates will be recognized in earnings. Derivatives employed by the Company to hedge currency exposure related to other reinsurance assets and liabilities are not designated as hedges under SFAS 133. On the date the Company enters into a derivative contract, management designates the derivative as a hedge of the identified underlying exposure (a "designated hedge") or as a "no hedge designation" derivative. If a derivative does not qualify or is not designated in a hedging relationship, the derivative is recorded at fair value and changes in its fair value are reported currently in earnings.

     The Company's investment strategy allows for the use of derivative securities, subject to strict limitations. Derivative instruments may be used to hedge a variety of market risks, or to replicate investment positions or market exposures that would be allowed under Company investment policy if implemented in other ways. The Company does not designate these derivatives as hedges for accounting purposes. Accordingly, these derivatives are recorded at fair value and changes in the fair value of the derivatives are reported currently in earnings.

     The Company formally documents all relationships between hedging instruments and hedged items, as well as its risk-management objective and strategy for undertaking various hedge transactions. In this documentation, the Company specifically identifies the asset, liability, firm commitment, or forecasted transaction that has been designated as a hedged item and states how the hedging instrument is expected to hedge the risks related to the hedged item. The Company formally measures effectiveness of its hedging relationships, both at the hedge inception and on an ongoing basis, in accordance with its risk management policy.

     The Company will discontinue hedge accounting prospectively if it is determined that the derivative is no longer effective in offsetting changes in the fair value or cash flows of a hedged item. To the extent that the Company in the future chooses to discontinue hedge accounting related to its fair-value hedge of currency risk related to its available for sale fixed income securities (liability funds) because, based on management's assessment, the derivative(s) no longer qualifies as an effective fair-value hedge, the derivative(s) will continue to be carried on the Balance Sheet at its fair value with changes in its fair value recognized in current period earnings and changes in the fair value of the underlying available for sale fixed income securities due to currency movements will be recorded as a component of "accumulated other comprehensive income".

  (l) Net Income per Common Share

     Diluted net income per common share is based upon the weighted average number of common shares outstanding using the treasury stock method for all potentially dilutive securities, including common share warrants and options. When the effect of dilutive securities would be anti-dilutive, these securities are excluded from the calculation of diluted earnings per share. Basic earnings per share is determined as net income available to common shareholders divided by the weighted average number of common shares outstanding for the period, giving no effect for dilutive securities.

  (m) New Accounting Pronouncements

     The Company adopted Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133), as amended by SFAS No. 138, on January 1, 2001. In accordance with the transition provisions of SFAS 133, the Company recorded a positive cumulative-effect adjustment of $27.8 million, after tax, or $0.54 per diluted share, in earnings of the first quarter to recognize the net gains and losses associated with its fair value currency hedging activities that were previously recorded in "accumulated other comprehensive income." The transition provision did not affect the book value of the Company.

     Additionally, in response to the accounting implications of SFAS 133, the Company reclassified approximately $89.2 million of available for sale convertible debt and equity securities to a "trading" portfolio at January 1, 2001. Such reclassifications were made to reduce the administrative burden associated with separately valuing the conversion features (embedded derivatives under SFAS 133). This reclassification resulted in a $4.6 million net loss, after tax, or $0.09 per diluted share, being recognized in earnings of the first quarter. Prior to this reclassification, this net unrealized loss was included as a component of "accumulated other comprehensive income" and, accordingly, the reclassification did not affect the book value of the Company. Under the provisions of SFAS 133, such a reclassification does not impact the Company's ability to classify other debt securities as available-for-sale.

     On July 20, 2001, the Financial Accounting Standards Board issued SFAS No. 141, "Business Combinations," (SFAS 141) and SFAS No. 142, "Goodwill and Other Intangible Assets" (SFAS 142). The statements will change the accounting for business combinations and goodwill in two significant ways. SFAS 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Use of the pooling-of-interests method will be prohibited. SFAS 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Thus, amortization of goodwill, including goodwill recorded in past business combinations, will cease upon adoption of that statement, which for the Company, will be January 1, 2002. The Company will be required to complete a transitional goodwill impairment test six months from the date of adoption and impairment valuations annually or more frequently if certain indicators are encountered. In connection with the transitional adjustment, the Company will (i) identify its reporting units,
(ii) determine the carrying value of each reporting unit by assigning the assets and liabilities, including the existing goodwill and intangible assets, to those reporting units and (iii) determine the fair value of each reporting unit. If the carrying value of any reporting unit exceeds its fair value, then detailed fair values for each of the assigned assets (excluding goodwill) and liabilities will be determined to calculate the amount of goodwill impairment, if any. Any transitional impairment loss resulting from the adoption will be recognized as the effect of a change in accounting principle in the Company's Statement of Operations.

     The Company does not believe that the adoption of SFAS 141 will have a significant impact on its financial statements. The Company estimates that the adoption of SFAS 142 will result in the elimination of an annual amortization expense related to goodwill in the amount of $22.4 million, after tax. The Company is currently assessing but has not yet determined the impact of related impairment, if any, on its financial position and results of operations.

4.   Investments

  (a) Fixed Maturities, Equities and Short-Term Investments

     The cost, market value, gross unrealized gains and gross unrealized losses on investments classified as available for sale at December 31, 2001 and 2000, were as follows ($000's):

                                                                                        Gross            Gross
                                                                                      Unrealized       Unrealized
                                                                        Cost(1)         Gains            Losses        Market Value
                                                                     -----------     -----------      -----------      -----------
2001
Fixed maturities
- U.S. Government                                                    $   477,782     $    16,419      $    (1,847)     $   492,354
- states or political subdivisions of states of the U.S.                  83,149             537             (343)          83,343
- other foreign governments                                              720,342           8,362           (3,084)         725,620
- corporate                                                            1,415,508          34,428          (27,303)       1,422,633
- mortgage / asset-backed securities                                     685,987          13,287           (2,465)         696,809
                                                                     -----------     -----------      -----------      -----------
Total fixed maturities                                                 3,382,768          73,033          (35,042)       3,420,759
Short-term investments                                                    39,547              22               (5)          39,564
Equities                                                                 408,879          32,707          (40,761)         400,825
                                                                     -----------     -----------      -----------      -----------
                                                                     $ 3,831,194     $   105,762      $   (75,808)     $ 3,861,148
2000
Fixed maturities
- U.S. Government                                                    $   783,287     $    45,137      $   (23,628)     $   804,796
- states or political subdivisions of states of the U.S.                  12,462               -           (1,180)          11,282
- other foreign governments                                              379,759           5,459           (5,977)         379,241
- corporate                                                            1,063,467          28,956          (52,273)       1,040,150
- mortgage / asset-backed securities                                     808,115          15,319           (5,113)         818,321
                                                                     -----------     -----------      -----------      -----------
Total fixed maturities                                                 3,047,090          94,871          (88,171)       3,053,790
Short-term investments                                                    24,972             158             (277)          24,853
Equities                                                                 327,965          57,479          (30,643)         354,801
                                                                     -----------     -----------      -----------      -----------
                                                                     $ 3,400,027     $   152,508      $  (119,091)     $ 3,433,444
                                                                     -----------     -----------      -----------      -----------

---------
(1) Cost is amortized cost for fixed maturities and short-term investments and original cost for equity securities

  (b) Maturity Distribution

     The distribution of available for sale fixed maturities and short-term investments at December 31, 2001, by contractual maturity is shown below ($000's):

                                                    Amortized        Market
                                                       Cost          Value
                                                   ----------     ----------
One year or less .............................     $  130,892     $  132,698
More than one year through five years ........      1,437,768      1,461,132
More than five years through ten years .......        842,712        844,005
More than ten years ..........................        324,956        325,679
                                                   ----------     ----------
Subtotal .....................................      2,736,328      2,763,514
Mortgage / Asset-backed securities ...........        685,987        696,809
                                                   ----------     ----------
Total ........................................     $3,422,315     $3,460,323
                                                   ----------     ----------

  (c) Change in Net Unrealized (Losses) Gains on Investments

      The analysis of the change in net unrealized (losses) gains on investments reflected in "accumulated other comprehensive income" for the years ended December 31, 2001, 2000 and 1999, is as follows ($000's):

                                                                                             2001           2000           1999
                                                                                          ---------      ---------      ---------
Fixed maturities ....................................................................     $  31,291      $ 170,435      $(163,775)
Short-term investments ..............................................................           136             54            100
Other investments ...................................................................           (41)           (90)           (47)
Equity securities ...................................................................       (34,890)        16,952          8,408
                                                                                          ---------      ---------      ---------
                                                                                             (3,504)       187,351       (155,220)
(Increase) decrease in tax liability and other foreign exchange gains or losses .....       (79,984)        (3,715)        71,371
                                                                                          ---------      ---------      ---------
Net change reflected in "accumulated other comprehensive income" ....................     $ (83,488)     $ 183,636      $ (83,849)
                                                                                          ---------      ---------      ---------

  (d) Realized Gains and Losses on Available for Sale Securities

     Proceeds from the sales of investments classified as available for sale for the years ended December 31, 2001, 2000 and 1999, were $3,033.1 million, $5,848 million and $6,346.6 million, respectively. Realized investment gains and losses on securities classified available for sale for the years ended December 31, 2001, 2000 and 1999, were as follows ($000's):

                                                                                             2001           2000           1999
                                                                                          ---------      ---------      ---------
Gross realized gains ................................................................     $  92,717      $ 121,475      $  81,195
Gross realized losses ...............................................................       (52,933)      (138,762)       (78,080)
                                                                                          ---------      ---------      ---------
Total net realized gains (losses) ...................................................     $  39,784      $ (17,287)     $   3,115
                                                                                          ---------      ---------      ---------

     For the year ended December 31, 2001, the Company recorded a net loss of $1.1 million in "net realized investment gains (losses)" in the Statement of Operations, representing the ineffectiveness of its designated fair value hedging activities.

  (e) Net Investment Income

     The components of net investment income for the years ended December 31, 2001, 2000 and 1999, were as follows ($000's):

                                                                                             2001           2000           1999
                                                                                          ---------      ---------      ---------
Fixed maturities, short-term investments, cash and cash equivalents .................     $ 204,143      $ 243,722      $ 298,972
Equities ............................................................................        14,816          9,294          7,292
Funds held and other ................................................................        29,605         30,764         20,007
Investment expenses .................................................................        (8,956)       (10,192)       (18,633)
                                                                                          ---------      ---------      ---------
Net investment income ...............................................................     $ 239,608      $ 273,588      $ 307,638
                                                                                          ---------      ---------      ---------

  (f) Trading Securities

     In response to accounting implications of SFAS 133, the Company reclassified approximately $89.2 million of available for sale convertible debt and equity securities to trading. This transfer resulted in gross realized gains and losses of $6.3 million and $10.9 million, respectively, being recognized in the Statement of Operations. There were no other transfers from available for sale to trading during the year.

     For the year ended December 31, 2001, the change in net unrealized holding losses on trading securities resulted in a loss of $1.3 million being recognized in the Statement of Operations. There were no gains or losses recognized in prior years since the Company did not classify any of its investments as trading prior to January 1, 2001.

  (g) Pledged Securities

      At December 31, 2001 and 2000, cash and securities with a market value of approximately $1,453.4 million and $1,091.0 million, respectively, were deposited, pledged or held in an escrow account to support long-term debt or in favor of ceding companies or government authorities to comply with reinsurance contract provisions and insurance laws. Excluding debt securities issued by the U.S. and other AAA-rated sovereign governments, the Company is not exposed to any significant credit concentration risk.

5.   Unpaid Losses and Loss Expenses

     The table below is a reconciliation of the beginning and ending liability for unpaid losses and loss expenses, excluding policy benefits for life contracts, for the years ended December 31, 2001, 2000 and 1999 ($000's):

                                                                 2001             2000             1999
                                                            -----------      -----------      -----------
Gross liability at beginning of year ..................     $ 2,386,032      $ 2,616,556      $ 2,649,380
Reinsurance recoverable at beginning of year ..........         203,180          205,982          257,398
                                                            -----------      -----------      -----------
Net liability at beginning of year ....................       2,182,852        2,410,574        2,391,982
                                                            -----------      -----------      -----------
Net incurred losses related to:
Current year ..........................................       1,515,006          801,916          917,106
Prior year ............................................          (7,871)            (112)         (60,351)
                                                            -----------      -----------      -----------
                                                              1,507,135          801,804          856,755
                                                            -----------      -----------      -----------
Net paid losses related to:
Current year ..........................................         209,473          146,433          144,720
Prior year ............................................         615,276          778,382          537,682
                                                            -----------      -----------      -----------
                                                                824,749          924,815          682,402
                                                            -----------      -----------      -----------

Effects of exchange rate changes ......................         (74,501)        (104,711)        (155,761)
                                                            -----------      -----------      -----------
Net liability at end of year ..........................       2,790,737        2,182,852        2,410,574
Reinsurance recoverable at end of year ................         214,891          203,180          205,982
                                                            -----------      -----------      -----------
Gross liability at end of year ........................     $ 3,005,628      $ 2,386,032      $ 2,616,556
                                                            -----------      -----------      -----------

     The Company's reserve for unpaid losses and loss expenses as of December 31, 2001, 2000 and 1999, included $128.5 million, $146.4 million and $146.2 million, respectively, that represents an estimate of its net ultimate liability for asbestos and environmental claims. The gross liability for such claims as at December 31, 2001, 2000 and 1999, is $155.4 million, $171.3 million and $173.7 million, respectively, of which $130.9 million, $145.6 million and $150.6 million, respectively, relate to U.S. casualty exposures arising from business written by PartnerRe SA. (See Note 6).

     Ultimate values for such claims cannot be estimated using traditional reserving techniques and there are significant uncertainties in estimating the amount of the Company's potential losses for these claims. In view of the changes in the legal and tort environment that affect the development of such claims, the uncertainties inherent in valuing asbestos and environmental claims are not likely to be resolved in the near future. There can be no assurances that the reserves established by the Company will not be adversely affected by development of other latent exposures, and further, there can be no assurances that the reserves established by the Company will be adequate.

     The Company does, however, actively evaluate potential exposure to asbestos and environmental claims and establishes additional reserves as appropriate. The Company believes that it has made a reasonable provision for these exposures and is unaware of any specific issues which would materially affect its loss and loss expense estimates.

6.   Ceded Reinsurance

     The Company uses retrocessional agreements to reduce its exposure to risk of loss on reinsurance assumed. These agreements provide for recovery of a portion of losses and loss adjustment expenses from retrocessionaires. The Company remains liable to the extent the retrocessionaires do not meet their obligations under these agreements, and therefore the Company evaluates the financial condition of its reinsurers and monitors concentration of credit risk. Provisions are made for amounts considered potentially uncollectible. The allowance for uncollectible reinsurance recoverable was $16.9 million and $13.0 million as at December 31, 2001 and 2000, respectively.

     In September 2001, the Company commuted a guaranty from the AGF Group relating to loss development on U.S. casualty exposures arising from business written prior to January 1, 1992, by certain companies that were at the time part of the AGF Group and are currently part of PartnerRe SA. The guaranty was commuted with an effective date of December 31, 2000, and a settlement date of September 4, 2001. The commutation did not have a significant impact on the results of operations for the year. If losses and loss expenses relating to those reserves develop beyond their level as at the date of commutation, the Company will be required to increase loss reserves with a corresponding reduction in income in the period in which the deficiency is identified.

     Premiums and losses and loss expenses for 2001, 2000 and 1999 are reported net of reinsurance in the Company's Statement of Operations. Assumed, ceded and net amounts for the years ended December 31, 2001, 2000 and 1999, were as follows ($000s):

                                                                                             Losses
                                                             Premiums       Premiums        and Loss
                                                             Written         Earned         Expenses
                                                            ----------     ----------     ----------
2001
Assumed ...............................................     $1,878,256     $1,686,163     $1,712,604
Ceded .................................................         53,160         52,655         80,774
                                                            ----------     ----------     ----------
Net ...................................................     $1,825,096     $1,633,508     $1,631,830
                                                            ----------     ----------     ----------
2000
Assumed ...............................................     $1,439,515     $1,378,140     $1,078,667
Ceded .................................................         59,263         63,768        102,968
                                                            ----------     ----------     ----------
Net ...................................................     $1,380,252     $1,314,372     $  975,699
                                                            ----------     ----------     ----------
1999
Assumed ...............................................     $1,432,966     $1,447,404     $1,287,738
Ceded .................................................        106,556        109,395        157,636
                                                            ----------     ----------     ----------
Net ...................................................     $1,326,410     $1,338,009     $1,130,102
                                                            ----------     ----------     ----------

7.   Long-Term Debt

     In connection with the Acquisition, the Company's subsidiary, PartnerRe U.S., obtained a $220.0 million, 5.81% fixed rate bank loan. The loan, which is fully collateralized, is repayable in 2008, with interest payments due semiannually. The company incurred interest expense of $13.0 million, $13.0 million and $12.9 million in 2001, 2000 and 1999, respectively, and paid interest of $13.0 million in each of 2001, 2000 and 1999 in relation to the loan.

8.   Taxation

     Under current Bermuda law, neither the Company nor any of its Bermuda-domiciled subsidiaries is required to pay taxes in Bermuda on either income or capital gains. The Company has received from the Minister of Finance of Bermuda an assurance under The Exempted Undertakings Tax Protection Act, 1966 of Bermuda that in the event of any such taxes being imposed, the Company will be exempted until 2016. Certain subsidiaries of the Company operate in, and are subject to taxation by, other jurisdictions.

     Income tax expense for the years ended December 31, 2001, 2000 and 1999, and income taxes payable as at December 31, 2001, 2000 and 1999, were as follows ($000's):

                                                               2001          2000          1999
                                                            --------      --------      --------
Current income tax benefit ............................     $ (2,557)     $ (5,984)     $(22,557)
Deferred income tax benefit ...........................      (66,747)      (37,754)      (21,227)
                                                            --------      --------      --------
Income tax benefit ....................................     $(69,304)     $(43,738)     $(43,784)
                                                            --------      --------      --------

Current income tax recoverable, net ...................     $ (9,924)     $(10,525)     $(14,958)
Deferred income tax (recoverable) payable, net ........      (83,961)      (12,471)        6,810
                                                            --------      --------      --------
Income taxes recoverable net ..........................     $(93,885)     $(22,996)     $ (8,148)
                                                            --------      --------      --------

     Deferred income taxes reflect the tax impact of temporary differences between the carrying amounts of assets and liabilities for financial reporting and income tax purposes. Significant components of the net deferred tax asset as of December 31, 2001 and 2000, were as follows ($000's):

                                                                                   2001           2000
                                                                               ---------      ---------
Discounting of loss reserves and adjustment to life policy reserves ......     $  31,100      $  16,257
Retirement and other compensation plans ..................................         1,887          1,973
Tax loss carryforwards ...................................................       105,566         47,959
Unearned premium .........................................................        13,300          8,617
Other deferred tax assets ................................................         7,723          6,975
                                                                               ---------      ---------
                                                                                 159,576         81,781
                                                                               ---------      ---------
Valuation allowance ......................................................       (14,319)        (9,409)
                                                                               ---------      ---------
Deferred tax assets ......................................................       145,257         72,372
                                                                               ---------      ---------
Unrealized appreciation and timing differences on investments ............        13,182         19,887
Deferred acquisition costs ...............................................        20,813         16,097
Tax equalization reserves ................................................        11,382         11,698
Other deferred tax liabilities ...........................................        15,919         12,219
                                                                               ---------      ---------
Deferred tax liabilities .................................................        61,296         59,901
                                                                               ---------      ---------
Net deferred tax asset ...................................................     $  83,961      $  12,471
                                                                               ---------      ---------

     As at December 31, 2001, the Company had tax benefits associated with deferred tax loss carryforwards with the following expiration dates: $27.3 million in 2006, $17.5 million in 2007, $33.8 million in 2008, $4.5 million in 2018, $3.9 million in 2019, $7.7 million in 2020 and $10.9 million in 2021. The Company has recorded a valuation allowance related to certain deferred tax assets. The valuation allowance reflects management's assessment, based on available information, that it is more likely than not that certain deferred income tax assets will not be realized in the applicable jurisdiction. Realization of the deferred tax asset is dependent on generating sufficient taxable income in future periods. Although realization is not assured, management believes it is more likely than not that the remaining deferred tax asset will be realized.

     The following table summarizes the changes in "accumulated other comprehensive income" and the related tax benefit for the years ended December 31, 2001, 2000 and 1999 ($000's):

                                                                               Before tax     Tax effect     Net of tax
                                                                               ----------     ----------     ----------
2001
Foreign currency translation adjustment ..................................     $ (12,333)     $       -      $ (12,333)
                                                                               ---------      ---------      ---------
Unrealized (losses) gains on investments:
Unrealized (losses) gains on investments arising during the period .......       (64,828)        15,072        (49,756)
Less reclassification adjustment for available for sale securities .......       (39,784)         6,052        (33,732)
                                                                               ---------      ---------      ---------
                                                                                (104,612)        21,124        (83,488)
                                                                               ---------      ---------      ---------
Change in accumulated other comprehensive income .........................     $(116,945)     $  21,124      $ (95,821)
                                                                               ---------      ---------      ---------
2000
Foreign currency translation adjustment ..................................     $ (22,446)     $       -      $ (22,446)
                                                                               ---------      ---------      ---------
Unrealized gains (losses) on investments:
Unrealized gains (losses) on investments and other foreign exchange
    gains and losses arising during the period ...........................       197,279        (37,993)       159,286
Less reclassification adjustment for available for sale securities .......        17,287          7,063         24,350
                                                                               ---------      ---------      ---------
                                                                                 214,566        (30,930)       183,636
                                                                               ---------      ---------      ---------
Change in accumulated other comprehensive income .........................     $ 192,120      $ (30,930)     $ 161,190
                                                                               ---------      ---------      ---------
1999
Foreign currency translation adjustment ..................................     $ (34,883)     $       -      $ (34,883)
                                                                               ---------      ---------      ---------
Unrealized (losses) gains on investments:
Unrealized (losses) gains on investments and other foreign exchange
    gains and losses arising during the period ...........................      (116,780)        34,632        (82,148)
Less reclassification adjustment for available for sale securities .......        (3,115)         1,414         (1,701)
                                                                               ---------      ---------      ---------
                                                                                (119,895)        36,046        (83,849)
                                                                               ---------      ---------      ---------
Change in accumulated other comprehensive income .........................     $(154,778)     $  36,046      $(118,732)
                                                                               ---------      ---------      ---------

9.   Agreements with Related Parties

     The Company was party to agreements with Swiss Reinsurance Company ("Swiss Re," a shareholder), Head Company LLC ("Head Company," a company in which a former board member has a management role), Morgan Stanley (a company in which a former board member has a management role), and their respective affiliates as discussed below:

Agreements with Swiss Reinsurance Company

     The Company utilized, in the conduct of its business, certain underwriting services and licensed technology provided by Swiss Re pursuant to a service agreement. Fees incurred pursuant to the agreement include fixed fees for access to technology and database resources. Fees incurred for each of the years ended December 31, 2001, 2000, and 1999, were $0.1 million, $0.1 million and $0.3 million, respectively.

     In the normal course of their underwriting activities, the Company and certain subsidiaries entered into reinsurance contracts (assumed and ceded) with Swiss Re and certain Swiss Re subsidiaries during 2001 and 2000. Included in the 2001 consolidated results were assumed and ceded premiums of $15.3 million and $1.7 million, respectively, losses and loss expenses, including policy benefits for life contracts, of $8.9 million, loss recoveries of $11.5 million and assumed and ceded acquisition costs of $5.7 million and $0.5 million, respectively. As at December 31, 2001, there were reinsurance balances receivable and recoverable aggregating $26.8 million, unpaid losses and loss expenses, including policy benefits for life contracts of $20.1 million, funds held under reinsurance treaties of $0.3 million. Included in the 2000 consolidated results were assumed and ceded premiums of $15.1 million and $1.6 million, respectively, losses and loss expenses, including policy benefits for life contracts of $10.6 million, loss recoveries of $7.7 million and assumed and ceded acquisition costs of $5.4 million and $0.7 million, respectively. As at December 31, 2000, there were reinsurance balances recoverable aggregating $22.8 million, unpaid losses and loss expenses, including policy benefits for life contracts, of $18.6 million, and funds held under reinsurance treaties of $1.6 million.

Investment Advisory Agreements

     The Company utilized the services of Swiss Re, Head Asset Management (Bermuda) L.P. ("HAMB"), an affiliate of Head Company, and Morgan Stanley Dean Witter Investment Management and affiliates ("MSDWIM"), a division of Morgan Stanley, to manage portions of its investment portfolio pursuant to investment advisory agreements. Pursuant to these agreements, which are subject to the Company's investment guidelines and other restrictions, the Company pays a fee to each of Swiss Re, HAMB, and MSDWIM. Investment fees expensed for the years ended December 31, 2001, 2000 and 1999, aggregated $2.4 million, $2.8 million and $2.7 million, respectively, under these agreements.

Issuance of Securities

     The Company utilized the services of Morgan Stanley as lead underwriter in the issuance of new securities during 2001, as described more fully in Note 13. The Company paid underwriting fees, in the aggregate, of $12.3 million to all underwriters involved in the transactions.

10.  Retirement Benefit Arrangements

     For employee retirement benefits, the Company actively maintains defined contribution plans, which are contributory or non-contributory depending upon competitive local market practices. In addition, the Company maintains a frozen non-contributory defined benefit plan.

     Contributions are based on the participants' base salary and the accumulated benefit for the majority of the plans vests immediately or over a two-year period. Prior to the adoption of the defined contribution plans, the Company had a defined benefit plan covering substantially all of its employees. Effective June 30, 1999, benefit accruals under this plan were frozen, except certain disabled participants. All employees previously enrolled in defined benefit retirement plans have been transferred to defined contribution plans. As required by law, certain retirement plans also provide for death and disability benefits and lump sum indemnities to employees upon retirement.

     The Company incurred pension expense for these pension arrangements of $5.7 million, $5.4 million and $3.3 million for the years ended December 31, 2001, 2000, and 1999, respectively.

11.  Stock and Stock Option Plans


Stock Option Plan

     The Company has adopted a Stock Option Plan (the "Option Plan") under which the Company may grant, subject to certain restrictions, incentive ("ISOs") and non-qualified ("NQSOs") stock options to directors and employees of the Company. The Option Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). Under the Option Plan, ISOs may only be granted to employees of the Company, while NQSOs may be granted to employees, directors and consultants to the Company and to any other person selected by the Committee.

     Pursuant to the terms of the Option Plan, the dates on which each option can be exercised, the expiration date of each option and the purchase price of shares subject to each option shall be fixed by the Committee at the time such options are granted. The exercise price of the options will be subject to a minimum price, in the case of ISOs, equal to the fair market value, as defined in the plan, of the common shares on the date of grant and a minimum price in the case of NQSOs, equal to the par value of the common shares. No options shall be exercisable after ten years from the date of grant. A total of two million Common Shares may be issued under the Option Plan.

Employee Incentive Plan

     The Company has adopted a Employee Incentive Plan (the "EIP") under which the Company may grant, subject to certain restrictions, stock options, restricted stock ("RS"), phantom stock units ("PSU"), performance units ("PU"), and performance shares ("PS") to key employees of the Company. The EIP is administered by the Committee.

     Pursuant to the terms of the EIP, awards may be granted to eligible employees at any time, in any amount, to be determined by the Committee. The RS and PSU awards will be subject to terms, conditions, restrictions and restricted periods fixed by the Committee that may be linked to prescribed performance goals. The PU and PS awards will be subject to performance goals that shall be fixed by the Committee. A total of 3,500,000 Common Shares may be issued under the EIP.

     The Company issued 10,000 restricted shares in 2000 with a weighted-average grant date fair value of $54.50 per share. These shares will vest no earlier than four years from the grant date. The Company incurred compensation expense for restricted share grants in the years ended December 31, 2001, 2000 and 1999, of approximately $137,000, $11,000 and $433,000, respectively. Related deferred compensation expense at December 31, 2001 and 2000, was $397,000 and $534,000, respectively.

Non-employee Directors' Stock Plan

     The Company has adopted a non-employee Directors' Stock Plan (the "Directors' Stock Plan"). Under the terms of the Directors' Stock Plan, non-employee Directors receive $35,000 in annual fees, paid at each annual shareholders' meeting, in common shares ("Directors' Shares") or cash, depending on their election. The Directors' Stock Plan also provides for automatic annual awards of stock options to purchase 8,000 common shares at an exercise price per share equal to the market value per share at the time of grant, to be made to non-employee Directors at each successive annual shareholders' meeting. No options shall be exercisable after ten years from the date of grant. A total of 800,000 Common Shares may be issued under the Directors' Stock Plan.

Employee Share Purchase Plan

     The Employee Share Purchase Plan (the "ESPP") was approved by the shareholders of the Company at the May 19, 2000, Annual General Meeting. The ESPP is administered by the Committee. The ESPP has two offering periods a year with the first period commencing June 1, 2000. All employees are eligible to participate in the ESPP and can contribute between 1% and 10% of base salary towards the purchase of PartnerRe Ltd. shares up to a limit of $25,000 per annum. Employees who enroll in the ESPP may purchase PartnerRe Ltd. shares at a 15% discount of the fair market value. Once purchased, there is a restriction upon transfer or sale of the shares for a period of two years following purchase. Participants in the ESPP are eligible to receive dividends on their PartnerRe Ltd. shares as of the purchase date. A total of 500,000 common shares may be issued under the ESPP.

     A summary of the status of the Company's outstanding stock options as of December 31, 2001, 2000 and 1999, and changes during the years ending on those dates, is presented below:

                                                       2001                           2000                           1999
                                             -------------------------      -------------------------      -------------------------
                                                              Weighted                      Weighted                       Weighted
                                                               Average                       Average                        Average
                                                              Exercise                      Exercise                       Exercise
                                              Options          Price         Options          Price         Options         Price
                                             ---------      ----------      ---------      ----------      ---------      ----------
Outstanding at beginning of year ......      2,074,642      $    37.62      2,182,008      $    31.59      1,579,358      $    28.24
Granted ...............................        544,742           49.87        755,969           37.11        640,210           40.48
Exercised .............................        (93,306)          35.75       (806,987)          20.69         (7,100)          27.12
Forfeited .............................        (79,998)          41.59        (56,348)          38.37        (30,460)          44.52
                                             ---------      ----------      ---------      ----------      ---------      ----------
Outstanding at end of year ............      2,446,080           40.29      2,074,642           37.62      2,182,008           31.59
                                             ---------      ----------      ---------      ----------      ---------      ----------
Options exercisable at year end .......      1,054,060      $    37.50        980,352      $    36.24      1,418,078      $    26.23
                                             ---------      ----------      ---------      ----------      ---------      ----------

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 2001, 2000 and 1999, respectively: risk free interest rates of 5.1%, 6.4% and 5.7%, expected lives of seven years, expected volatility of 25% and a dividend yield of 2%. The weighted average fair value of options granted during 2001, 2000 and 1999, was $14.80, $10.61 and $12.47, respectively.

     The following table summarizes information about stock options outstanding at December 31, 2001:

                                                               Options Outstanding                     Options Exercisable
                                                      ---------------------------------------     ------------------------------

                                                      Weighted Average                                                Weighted
                                           Number         Remaining          Weighted Average       Number        Average Number
    Range of Exercise Prices            Outstanding   Contractual Life        Exercise Price      Exercisable          Price
--------------------------------        -----------   ----------------       ----------------     -----------     --------------
$ 19.38 - $ 31.00                          497,253          5.5 years             $ 26.50            321,453          $ 24.14
$ 31.84 - $ 37.16                          698,735          7.6                     36.58            230,065            35.83
$ 37.17 - $ 46.84                          511,380          6.9                     44.30            289,900            44.31
$ 46.85 - $ 51.38                          504,720          8.5                     49.12            140,840            49.20
$ 51.39 - $ 55.57                          233,992          9.2                     52.88             71,802            52.16
                                         ---------          ---                   -------          ---------          -------
$ 19.38 - $ 54.26                        2,446,080          7.4                   $ 40.29          1,054,060          $ 37.50
                                         ---------          ---                   -------          ---------          -------

     Exercise prices for all options issued during 2001, 2000 and 1999, equaled the average market price of the stock on the grant date.

     The Company applies APB Opinion No. 25 in accounting for stock options. Accordingly, no compensation cost has been recognized for grants of stock options under the Option Plan or the Directors' Stock Plan. Had compensation cost for the Company's stock option plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method of SFAS No. 123, the Company's net income available to common shareholders and earnings per common share would have been reduced to the pro forma amounts indicated below ($000's except per share data):

                                                                  2001             2000            1999
                                                              -----------      -----------     -----------
Net (loss) income available to common shareholders:
    As reported .........................................     $  (180,482)     $   122,307     $    74,755
    Pro forma ...........................................     $  (187,216)     $   117,157     $    71,224
(Loss) earnings per common share:
    Basic
    As reported .........................................     $     (3.60)     $      2.48     $      1.44
    Pro forma ...........................................     $     (3.73)     $      2.38     $      1.37
    Diluted
    As reported .........................................     $     (3.60)     $      2.41     $      1.39
    Pro forma ...........................................     $     (3.73)     $      2.31     $      1.34

12.  Dividend Restrictions and Statutory Requirements

     The Company's ability to pay common and preferred shareholders' dividends and its operating expenses is dependent on cash dividends from Partner Reinsurance Company and PartnerRe SA, including its subsidiary, PartnerRe U.S. (collectively the "reinsurance subsidiaries"). The payment of such dividends by the reinsurance subsidiaries to the Company is limited under Bermuda and French law and certain insurance statutes of various U.S. states in which PartnerRe U.S. is licensed. The restrictions are generally based on net income and/or certain levels of policyholders' earned surplus as determined in accordance with the relevant statutory accounting practices. At December 31, 2001, 2000 and 1999, there were no material statutory restrictions, except as noted below, on the reinsurance subsidiaries' abilities to pay dividends. PartnerRe U.S., a company licensed in the U.S., may not pay cash dividends without prior regulatory approval.

     The reinsurance subsidiaries are required to file annual statements with insurance regulatory authorities prepared on an accounting basis prescribed or permitted by such authorities ("statutory basis"), maintain minimum levels of solvency and liquidity, and comply with risk-based capital requirements and licensing rules. As of December 31, 2001, the reinsurance subsidiaries' solvency, liquidity, surplus and risk-based capital amounts were well in excess of the minimum levels required. The typical adjustments to insurance statutory amounts to convert to U.S. GAAP include elimination of certain statutory reserves, deferral of certain acquisition costs, recognition of deferred income taxes, valuation of bonds at market and presenting ceded reinsurance balances gross of assumed balances.

13.  Trust Preferred and Mandatorily Redeemable Preferred Securities


Trust Preferred Securities

     On November 21, 2001, PartnerRe Capital Trust I (the "Trust"), a Delaware statutory business trust, issued $200 million of 7.90% Preferred Securities ("Trust Preferred Securities"). The Trust is wholly owned by PartnerRe Finance I Inc. ("PartnerRe Finance"), a Delaware corporation formed solely for the purpose of issuing junior subordinated debt securities to the Trust. PartnerRe Finance is an indirect, wholly-owned subsidiary of the

Company. Proceeds of the issue of junior subordinated debt securities will be used in the operations of PartnerRe U.S.

     The Trust used the proceeds from the sale of the Trust Preferred Securities to buy an equal principal amount of 7.90% junior subordinated debt securities of PartnerRe Finance and will distribute any cash payments it receives thereon to the holders of its preferred and common securities. The Trust will redeem the Trust Preferred Securities on December 31, 2031, which date may be extended to a date no later than December 31, 2050, and may redeem them earlier, subject to the early redemption provisions of the subordinated Debentures (discussed below). Distributions on the Trust Preferred securities are payable quarterly at a rate of 7.90%. The Trust may defer these payments for up to 20 consecutive quarters, ("the extension period"), but not beyond the maturity of Trust Preferred Securities. Any accumulated but unpaid distributions will continue to accrue interest at a rate of 7.90%, compounded quarterly, during the extension period.

     The sole asset of the Trust consists of 7.90% Junior Subordinated Debt securities (the "Subordinated Debentures") with a principal amount of $206,185,600 issued by PartnerRe Finance. The Subordinated Debentures mature on December 31, 2031, which date may be extended to a date no later than December 31, 2050 and may be redeemed earlier, but no earlier than November 21, 2006. Interest on the Subordinated Debentures is payable quarterly at a rate of 7.90%. PartnerRe Finance may defer interest payments for up to 20 consecutive quarters, but not beyond the maturity of the Subordinated Debentures. Any accumulated but unpaid distributions will continue to accrue interest at a rate of 7.90%, compounded quarterly, during the extension period.

     The Subordinated Debentures are unsecured obligations of PartnerRe Finance. The Company has fully and unconditionally guaranteed all obligations of PartnerRe Finance under the Subordinated Debentures. The Company's obligations under this guarantee are unsecured and will rank junior in priority or payment to the Company's current long-term debt (see Note 7). In the event of default under the Subordinated Debentures, the Trust Preferred securities will rank prior to the common securities of the Trust in priority of payments. The Company has guaranteed payments due on the Trust Preferred Securities only to the extent that the Trust has funds on hand available for such payment.

Mandatorily Redeemable Preferred Securities

     On November 21, 2001, the Company issued four million Premium Equity Participating Security Units ("PEPS Units"). Each PEPS Unit consists of (i) one of the Company's 5.61% Series B Cumulative Redeemable Preferred Shares, $1 par value, liquidation preference $50 per share ("Series B Preferred shares") and
(ii) a purchase contract ("Purchase Contract") issued by the Company pursuant to which the holder will be obligated to purchase from the Company, no later than December 31, 2004, a number of common shares to be determined at that time for a price of $50. Each Series B preferred share is pledged to the Company's benefit to secure the holder's obligations under the Purchase Contract. Holders of Series B Preferred shares will be permitted to withdraw the pledged Series B Preferred share from the pledge arrangement only upon early settlement, settlement for cash or termination of the related Purchase Contract. Dividends on Series B Preferred shares are cumulative, accrue at a rate of 5.61% of the liquidation preference amount per year and are payable quarterly in arrears. In conjunction with the payment of dividends on the Series B Preferred Shares, Purchase Contract holders will receive quarterly contract adjustment payments at a rate of 2.39% of the stated amount of $50 per Purchase Contract per year. Purchase Contract adjustment payments may be deferred on similar terms to the Series B preferred share dividends described above.

     Purchase Contract holders will be required to purchase between 0.8696 and
1.0638 of the Company's common shares, depending on the share price of the common shares at that time. The net proceeds from the sale of PEPS Unit will be used for general corporate purposes.

     The Company must redeem the Series B Preferred shares on June 30, 2005, at a redemption price of $50 per Series B Preferred share, plus all accrued and unpaid dividends, if any, on that date. The Company may not redeem the Series B Preferred shares prior to that date. The Series B Preferred shares rank on parity with the Company's Series A preferred shares. (See Note 14.)

14.  Shareholders' Equity



Authorized Shares

     At December 31, 2001 and 2000, the total authorized shares of the Company were 120 million shares, par value $1.00 per share. In 2001, 100 million shares were designated as common shares, 10 million shares have been designated as 8% Series A Cumulative Preferred Shares, 4 millions shares have been designated as 5.61% Series B Cumulative Preferred Shares (see Note 13) and 6 million shares remain undesignated. In 2000, 100 million shares were designated as common shares, 10 million shares were designated as 8% Series A Cumulative Preferred Shares and 10 million shares remain undesignated.

Class A and Class B Warrants

     In 1993, in connection with the issuance of common shares, the Company issued Class A Warrants to purchase, in the aggregate, approximately 10.1 million common shares. No Class A Warrants remained unexercised as of December 31, 2000. In 1993, the Company also issued Class B Warrants to purchase, in the aggregate, up to approximately 6.8 million common shares provided certain performance criteria were met. The exercise price is also subject to adjustment upon the occurrence of certain events relating principally to changes in the number of common shares, options or warrants outstanding. Twenty percent of the Class B Warrants were available for vesting on each of the first five anniversary dates of the issue of the Warrants. The vesting conditions for the Class B Warrants available for vesting in November 1998, 1996, 1995 and 1994, which aggregated to 5.5 million warrants, were not met and those warrants have been forfeited. The vesting conditions for the 1.3 million Class B Warrants available for vesting in November 1997 were met and those warrants are available for exercise through November 2004 at an exercise price of $17 per share.

Series A Cumulative Preferred Shares

     In July 1997, the Company issued 10 million of the Company's 8% Series A Cumulative Preferred Shares, par value $1.00 per share, for net proceeds of $242.2 million, 2 million shares of which were issued to Swiss Re. Cumulative dividends of $0.50 per share are payable quarterly. The Company may under certain circumstances, described in the Company's Bye-Laws and the Certificate of Designation, redeem the stock, in whole or in part, after July 10, 2002 for $25.00 per share plus accrued dividends. In the event of liquidation of the Company, the holders of outstanding preferred shares would have preference over the common shareholders and would receive a distribution of $25.00 per share plus accrued dividends.

Earnings Per Share

     The reconciliation of basic and diluted earnings per share is as follows ($000's except per share amounts):

                                               2001                              2000                              1999
                                   ------------------------------      ---------------------------     -----------------------------
                                   Income     Shares    Per Share      Income   Shares   Per Share     Income     Shares   Per Share
                                   ------     ------    ---------      ------   ------   ---------     ------     ------   ---------
Net income (loss).............   $(160,482)                          $142,307                          $94,755
Preferred stock dividends.....     (20,000)                           (20,000)                         (20,000)
Basic Earnings Per Share
                                 ---------   --------    ------      --------  --------     -----      -------   --------     -----
Net income (loss) available
    to common shareholders....   $(180,482)  50,136.8    $(3.60)     $122,307  49,274.8     $2.48      $74,755   51,941.0     $1.44
                                 ---------   --------    ------      --------  --------     -----      -------   --------     -----



                                      26

                                               2001                              2000                              1999
                                   ------------------------------      ---------------------------     -----------------------------
                                   Income     Shares    Per Share      Income   Shares   Per Share     Income     Shares   Per Share
                                   ------     ------    ---------      ------   ------   ---------     ------     ------   ---------
Effect of Dilutive
    Securities:(1)
Class A and B Warrants........                                                    873.8                              63.7
Stock Options.................                                                    528.9                           1.226.4

Diluted Earnings Per Share
Net income available to
    common shareholders.......                                       $122,307  50,677.5     $2.41       $74,755   53,231.1    $1.40
                                                                     --------  --------     -----      -------   --------     -----

---------

(1) Diluted net loss per share has not been shown for 2001 because the effect of dilutive securities would have been antidilutive. The weighted average number of common and common equivalent shares outstanding for the period amounted to 51,566.5 thousand shares after the dilutive effect of Class A and B warrants, and stock options of 899.6 thousand and 530.1 thousand, respectively.

15.  Commitments


Lease Arrangements

     The Company leases office space under operating leases expiring in various years through 2012. The leases are renewable at the option of the lessee under certain circumstances. The following is a schedule of future minimum rental payments, exclusive of escalation clauses, on non-cancelable leases as of December 31, 2001 ($000's):

Period                                                          Amount
-----------------------------------------------------------   ----------
2002.......................................................   $   12,532
2003.......................................................       11,294
2004.......................................................        8,903
2005.......................................................        8,817
2006 through 2012..........................................   $   42,981

     Rent expense for the years ended December 31, 2001, 2000 and 1999, was $11.2 million, $9.2 million and $8.4 million, respectively.

Premium Equity Participating Security Units

     Under the terms of the Company's 8% Premium Equity Participating Security Units (PEPS Units) the Company is obligated, under the Purchase Contract component, to make a contract adjustment payment of $1.195 per unit per year or 2.39% of the stated amount of $50. At December 31, 2001, the present value of these commitments was $13.1 million.

Employment Agreements

     The Company has entered into employment agreements with its executive officers. These agreements provide for annual compensation in the form of salary, benefits, bonus, options to purchase shares in the Company and the reimbursement of certain expenses, as well as certain severance provisions.

Other Agreements

     The Company has entered into service agreements and lease contracts that provide for information technology support and computer equipment, respectively. Future payments under these contracts will amount to $3.0 million.

16.  Fair Value of Financial Instruments

     Statement of Financial Accounting Standards ("SFAS") No. 107 "Disclosures about Fair Value of Financial Instruments" requires disclosure of fair value information of financial instruments. For certain financial instruments where quoted market prices are not available, management's best estimate of fair value may be based on quoted market prices of similar instruments or on other valuation techniques. Financial instruments may or may not be recognized on the balance sheet. SFAS 107 excludes insurance contracts, other than financial guarantees and investment contracts and certain other financial instruments.

     The following methods and assumptions were used by the Company in estimating fair market value of each class of financial instruments recorded on the Consolidated Balance Sheet.

     Fair value for fixed maturities, short-term investments, equities and trading securities are based on quoted market prices. Carrying value of other invested assets approximate fair value. Policy benefits for life and annuity contracts have a fair value equal to the cash value available to the policyholder should the policyholder surrender the policy. Fair value of long-term debt has been calculated as the present value of estimated future cash flows using a discount rate reflective of market interest rates. For Trust Preferred Securities and PEPS Units, fair value is based on quoted market prices, while carrying value is based on the liquidation value of the securities.

     The carrying values and fair values of the financial instruments recorded in the Consolidated Balance Sheet as at December 31, 2001 and 2000, were as follows (000's):

                                                                                  2001                          2000
                                                                       -------------------------     -------------------------
                                                                        Carrying         Fair         Carrying        Fair
                                                                          Value          Value          Value         Value
                                                                       ----------     ----------     ----------     ----------
Assets
Fixed maturities .................................................     $3,420,759     $3,420,759     $3,053,790     $3,053,790
Short-term investments ...........................................         39,564         39,564         24,853         24,853
Equities .........................................................        400,825        400,825        354,801        354,801
Trading securities ...............................................         77,452         77,452              -              -
Other invested assets ............................................         20,500         20,500         14,594         14,594

Liabilities
Net policy benefits for life and annuity contracts ...............     $  693,250     $  693,250        656,492        656,492
Long-term debt ...................................................        220,000        220,140        220,000        215,140

Trust Preferred, Mandatorily Redeemable Preferred
   Securities and Purchase Contracts
Trust Preferred Securities .......................................     $  200,000     $  200,000              -              -
Mandatorily Redeemable Preferred Securities and Purchase
   Contracts (PEPS Units) ........................................        200,000        225,200              -              -

Foreign Exchange Forward Contracts

     The Company utilizes foreign exchange contracts as part of its overall currency risk management and investment strategies. In accordance with SFAS 133, these derivative instruments are shown on the Balance Sheet at fair value, with changes in their fair value recognized in the Statement of Operations.

     The Company is exposed to credit risk in the event of non-performance by the other parties to the contracts. However, because the counter parties to these agreements are high quality international banks, the Company does not anticipate non performance. The difference between the contract amounts and the related market value is the Company's maximum credit exposure.

     Forward foreign exchange contracts outstanding at December 31, 2001 and 2000 were as follows ($000's):

                                                           2001 Net                                         2000 Net
                                                          Unrealized                                       Unrealized
                            Contract        Market           Gains          Contract         Market           Gains
                             Amount          Value         (Losses)          Amount          Value          (Losses)
                          -----------     -----------     -----------     -----------     -----------     -----------
Receivable ...........    $ 1,745,614     $ 1,745,526     $       (88)    $ 2,040,169     $ 2,043,152     $     2,983
Payable ..............     (1,745,614)     (1,745,335)            279      (2,040,169)     (2,040,454)           (285)
                          -----------     -----------     -----------     -----------     -----------     -----------
Net ..................    $        --     $       191     $       191     $        --     $     2,698     $     2,698

Futures Contracts

     Exchange traded bond and note futures are used by the Company as substitutes for ownership of the physical bonds and notes for the purposes of managing portfolio duration. Bond and note futures net positions were $nil at December 31, 2001.

17.  Credit Agreements

     The Company has entered into agreements with financial institutions to provide unsecured committed credit facilities in the aggregate amount of $325 million. These facilities provide for the issuance of lines of credit and letters of credit. Under the terms of certain reinsurance agreements, irrevocable letters of credit were issued on an unsecured basis in the amount of $283.5 million and $159.7 million at December 31, 2001 and 2000, respectively, in respect of reported loss reserves.

18.  Segment Information

     Following a realignment of its Global operations effective January 1, 2002, the Company changed its reporting segments to reflect the way its business will be managed going forward. The Company monitors the performance of its underwriting operations in two major segments, Non-Life and Life. The Non-Life segment is further divided into three sub-segments, US Property and Casualty, Non-US Property and Casualty and Worldwide Specialty. The Life segment includes Life, Health and Annuity lines of business. Segments represent markets that are reasonably homogeneous in terms of geography, client types, buying patterns, underlying risk patterns and approach to risk management.

     The US and Non-US Property and Casualty sub-segments include property and casualty business as well as motor business. These lines are generally written in local markets. The US Property and Casualty sub-segment is comprised of property, casualty and motor risks originating in the United States, generally written by PartnerRe U.S. The Non-US Property and Casualty sub-segment is comprised of property, casualty and motor business originating outside of the United States, generally written by Partner Reinsurance Company and PartnerRe SA. The Worldwide Specialty sub-segment is comprised of that business which is generally considered to be specialized due to the sophisticated technical underwriting required to analyze risks, and global in nature, inasmuch as appropriate risk management for these lines requires a globally diversified portfolio of risks. This segment consists of several lines of business for which the Company believes it has developed specialized knowledge and underwriting capabilities. These lines of business include catastrophe, aviation and space, marine, agriculture, credit/surety, special risk, engineering/energy and miscellaneous lines.

     Because the Company does not manage its assets by segment, investment income is not allocated to the Non-life sub-segments of the reinsurance operations. However, because of the interest sensitive nature of some of the Company's Life products, investment income is considered in management's assessment of the profitability of the Life segment of the reinsurance operations. The following items are not considered in evaluating the results of each segment: net realized investment gains/losses, other income, amortization of goodwill, interest expense, distributions related to Trust Preferred and Mandatorily Redeemable Preferred Securities, net foreign exchange gains or losses, income tax expense or benefit and preferred share dividends. Segment revenues and profits or losses are shown net of intercompany transactions.

     Management measures segment results for the US Property and Casualty, Non-US Property and Casualty and Worldwide Specialty segments on the basis of the "technical ratio," which is obtained by dividing the sum of the loss and loss adjustment expenses and acquisition costs by net premiums earned. Management measures segment results for the life segment on the basis of "technical result" which is defined as net premiums earned less loss and loss adjustment expenses and acquisition costs. The following table provides a summary of the segment revenues and results for the years ended December 31, 2001, 2000 and 1999 ($ millions). The information for all periods presented has been restated to conform to the new segmentation.

                                          2001          2000          1999
                                        --------      --------      --------
NON-LIFE SEGMENT
US Property and Casualty
Net premiums written ...............    $  411.0      $  291.6      $  202.7
Net premiums earned ................       345.7         268.7         191.9

Loss and loss expense ratio ........       128.3%         81.5%         84.6%
Acquisition expense ratio ..........        24.8          23.2          27.4
                                        --------      --------      --------
Technical ratio (1) ................       153.1%        104.7%        112.0%

Non-US Property and Casualty
Net premiums written ...............    $  545.2      $  439.8      $  438.7
Net premiums earned ................       514.1         426.8         438.5

Loss and loss expense ratio ........        85.7%         71.0%         79.1%
Acquisition expense ratio ..........        24.9          27.9          27.9
                                        --------      --------      --------
Technical ratio (1) ................       110.6%         98.9%        107.0%

Worldwide Specialty
Net premiums written ...............    $  736.9      $  476.3      $  462.0
Net premiums earned ................       641.9         446.0         480.2

Loss and loss expense ratio ........        97.1%         62.8%         72.3%
Acquisition expense ratio ..........        19.8          21.5          23.2
                                        --------      --------      --------
Technical ratio (1) ................       116.9%         84.3%         95.5%

                                          2001          2000          1999
                                        --------      --------      --------
TOTAL NON-LIFE SEGMENT
Gross premiums written .............    $1,739.4      $1,253.0      $1,174.3
Net premiums written ...............     1,693.1       1,207.7       1,103.4
Net premiums earned ................     1,501.7       1,141.5       1,110.6

Loss and loss expense ratio ........       100.4%         70.2%         77.1%
Acquisition expense ratio ..........        22.7          24.3          25.7
Other overhead expense ratio .......         7.2           8.0           6.9
                                        --------      --------      --------
Expense ratio ......................        29.9          32.3          32.6
                                        --------      --------      --------
Combined ratio .....................       130.3%        102.5%        109.7
                                        --------      --------      --------
TOTAL LIFE SEGMENT
Gross premiums written .............    $  138.8      $  186.5      $  258.7
Net premiums written ...............       132.0         172.6         223.0
Net premiums earned ................       131.8         172.9         227.4
Technical result (2) ...............       (20.0)        (42.9)        (78.5)
Investment income ..................        26.5          68.0         107.8
                                        --------      --------      --------
Net technical result ...............    $    6.5      $   25.1      $   29.3
                                        --------      --------      --------

---------
(1) Technical ratio is obtained by dividing the sum of loss and loss adjustment expenses and acquisition costs by net premiums earned.

(2) Technical result is defined as net premiums earned, less loss and loss adjustment expenses and acquisition costs.

                                                                                     2001         2000         1999
                                                                                   --------     --------     --------
Reconciliation to Income (Loss) before distributions related to Trust
    Preferred and Mandatorily Redeemable Preferred Securities and taxes:
Technical result ..............................................................    $ (366.6)    $   19.2     $ (110.6)
Other operating expenses ......................................................      (117.6)      (103.2)       (93.1)
Net investment income .........................................................       239.6        273.6        307.6
Net realized investment gains (losses) ........................................        20.2        (62.7)       (15.9)
Other income ..................................................................         1.7          0.4          0.7
Interest expense ..............................................................       (13.0)       (13.0)       (12.9)
Amortization of goodwill ......................................................       (26.0)       (26.0)       (25.7)
Net foreign exchange gains ....................................................         7.1         10.3          0.9
                                                                                   --------     --------     --------
Income (loss) before distributions related to Trust Preferred and
    Mandatorily Redeemable Preferred Securities and taxes .....................    $ (254.6)    $   98.6     $   51.0

     The following table provides the geographic distribution of gross premiums written for the years ended December 31, 2001, 2000 and 1999 ($ millions):

                                                                                     2001         2000         1999
                                                                                   --------     --------     --------
Europe ........................................................................    $  753.3     $  534.4     $  629.9
North America .................................................................       789.9        685.1        631.9
Asia, Australia and New-Zealand ...............................................       218.8        158.9        135.5
Latin America and the Caribbean ...............................................       102.1         47.6         27.0
Africa ........................................................................        14.2         13.5          8.7
                                                                                   --------     --------     --------
Total gross premiums written ..................................................    $1,878.3     $1,439.5     $1,433.0

     The Company produces its business both through brokers and through direct relationships with insurance company clients. None of the Company's clients accounted for more than 3% of total gross premiums written. In 2001 the Company had two brokers that accounted for 10% or more of its gross premiums written, one accounting for 17% of gross premiums written and the other accounting for 11%. One broker accounted for approximately 16% and 10% of total gross premiums written in 2000 and 1999, respectively. All segments include business written through this broker.

19.  Unaudited Quarterly Financial Information

                                                                  2001                                        2000
                                                ----------------------------------------    ---------------------------------------
                                                Fourth      Third      Second     First     Fourth      Third      Second    First
                                                Quarter    Quarter    Quarter    Quarter    Quarter    Quarter    Quarter   Quarter
                                                -------    -------    -------    -------    -------    -------    -------   -------
                                                                     ($ millions except per share amounts)
Net premiums written .......................... $ 422.1    $ 394.2    $ 410.9    $ 597.8    $ 290.0    $ 304.7    $ 345.4   $ 440.1
Net premiums earned ...........................   442.3      415.5      386.3      389.4      331.4      313.3      351.3     318.3
Net investment income .........................    58.6       60.3       60.8       60.0       55.0       62.1       78.9      77.5
Net realized investment gains (losses) ........     6.0       (0.4)       5.5        9.1      (10.8)      (6.5)      (7.7)    (37.7)
Other income ..................................     1.6          -        0.1          -        0.2        0.2        0.1      (0.1)
Losses and loss expenses including life
    policy benefits ...........................   362.9      710.7      285.9      272.4      242.1      222.1      264.1     247.3
Acquisition costs and other expenses ..........   131.2      126.2      114.5      113.9      122.1       97.1      110.9      92.5
Amortization of goodwill, interest expense
    and net foreign exchange losses ...........    11.2        1.6        6.6       12.6        2.9        6.4        9.9       9.5
Distribution related to Trust Preferred and
    Mandatorily Redeemable Preferred Securities     3.0          -          -          -          -          -          -         -
Income tax benefit ............................   (28.7)     (24.6)      (7.5)      (8.5)      (7.9)      (7.4)     (13.8)    (14.6)
Cumulative effect of adopting new accounting
    standard, net of tax ......................       -          -          -      (27.8)         -          -          -         -
Net income (loss) .............................    28.9     (338.5)      53.2       95.9       16.6       50.9       51.5      23.3
Preferred dividends ...........................     5.0        5.0        5.0        5.0        5.0        5.0        5.0       5.0
Net income (loss) available to common
    shareholders                                   23.9     (343.5)      48.2       90.9       11.6       45.9       46.5      18.3
Earnings per common and common equivalent
    share:
Diluted operating income (loss) per common
    share ..................................... $  0.33    $ (6.65)   $  0.92    $  1.08    $  0.54    $  1.06    $  1.07   $  1.14
                                                -------    -------    -------    -------    -------    -------    -------   -------
Diluted net income (loss) per common share .... $  0.46    $ (6.67)   $  0.93    $  1.76    $  0.23    $  0.90    $  0.92   $  0.36
                                                -------    -------    -------    -------    -------    -------    -------   -------
Dividends declared per common share ........... $  0.28    $  0.28    $  0.28    $  0.26    $  0.26    $  0.26    $  0.26   $  0.26
Common stock price range
    High ...................................... $ 54.00    $ 55.33    $ 57.00    $ 58.13    $ 61.00    $ 47.44    $ 38.69   $ 36.81
    Low .......................................   46.00      34.10      47.75      45.85      49.06      34.94      35.25     28.75

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Shareholders of PartnerRe Ltd.

We have audited the accompanying consolidated balance sheets of PartnerRe Ltd. and subsidiaries ("the Company") as of December 31, 2001 and 2000, and the related consolidated statements of operations and comprehensive income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of PartnerRe Ltd. and subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States.

As discussed in Note 3(m) to the financial statements, the Company changed its method of accounting for derivative instruments and hedging activities on January 1, 2001 upon its adoption of newly issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended.



DELOITTE & TOUCHE
Hamilton, Bermuda
February 11, 2002, except for Note 18, as to which the date is November 4, 2002

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         PARTNERRE LTD.


                                         By: /s/ Albert Benchimol
                                             ----------------------------------
                                             Name:  Albert Benchimol
                                             Title: Executive Vice President
                                                    and Chief Financial Officer


Date: January 17, 2003